EXHIBIT 5.1

                               OPINION OF COUNSEL

                                 August 4, 2004

Ten Stix Inc.
Board of Directors
3101 Riverside Drive
Idaho Springs, CO

Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Ten Stix Inc., a Colorado corporation

Dear Board of Directors:

         We have acted as counsel to Ten Stix, Inc., a Colorado corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering 20,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the Ten Stix, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for 2004 (the "Plan").


         We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinions set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized and, when issued in the manner contemplated by the Plan against receipt of payment therefor, will be validly issued, fully paid and nonassessable.


         Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the corporate laws of the State of California and Colorado. We express no opinion with respect to the laws of any other jurisdiction.


         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Sincerely,

                                                /s/ George G. Chachas
                                                George G. Chachas